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                                                                    Exhibit 99.1

[GRAPHIC OMITTED]
                                                                    NEWS RELEASE
For Immediate Release

                      NCO Group ANNOUNCES INVESTOR GUIDANCE
                          FOR THE THIRD QUARTER OF 2002

HORSHAM, PA, September 17, 2002 - NCO Group, Inc. ("NCO") (Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that it expects earnings per share ("EPS"), on a diluted basis, to be approximately $0.28 to $0.33 per share for the third quarter of 2002.

The expected results for the third quarter are based on the NCO's results to date in conjunction with its projected results for the remainder of the quarter. The expected results take into consideration a further weakening of consumer payment patterns as well as the difficult new business environment caused by uncertainty in potential clients' near-term spending decisions. Additional considerations are the increased costs related to the postal rate change, and increases in insurance and professional fees, as well as costs related to the assessment and implementation of both the Health Insurance Portability and Accountability Act and the Sarbanes-Oxley Act of 2002. Additionally, the expected third quarter results have been affected by the redundant expenses associated with operating the Great Lakes Collection Bureau business prior to its full integration, and the planned disruption in call center activities on September 11th resulting from certain client mandates that no outbound calls be made to consumers on that day.

Commenting on the guidance, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "Over the past several quarters NCO, like many companies, has been forced to adjust our operating model and our expense structure to offset the adverse effects of changes in the payment patterns of delinquent consumers, as well as deal with the difficulty of managing expense inflation in a limited revenue growth environment. While we have been successful in reducing expenses, we have done so in a cautious manner in order to maintain our performance with our clients. During the first half of the third quarter, we have seen a further deceleration of consumer payment patterns. While we have adjusted our spending to adapt to the current levels, we have not executed material changes to our expense structure given the fact that our client volumes are beginning to increase. While the planned increases in client volumes could signal an improving operating environment for our company, we are approaching the next several months cautiously. We will control expenses wherever possible, and spend incremental costs only when necessary to accommodate client growth. This strategy will assure that we harness the benefits of an improving operating environment, if in fact that is what we are experiencing, yet will safeguard our margin if what we are seeing is a false positive."

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.                  At FRB / Weber Shandwick
Michael J. Barrist,                 Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                    Nicole Engel (Analysts) - (212) 445-8452
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com

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Certain statements in this press release, including, without limitation, statements concerning projections, statements as to trends, statements as to the effects of the economy on NCO's business, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its five-year strategy as and when planned, risks related to the expected settlement of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044.